SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

INVESCO LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-0557567
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Invesco Ltd.

1555 Peachtree Street, NE

Atlanta, Georgia 30309

Telephone: (404) 892-0896

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.000% Senior Notes due 2024	New York Stock Exchange
5.375% Senior Notes due 2043	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following.  ☐

Securities Act registration statement file number to which this form relates:

333-184744

Securities registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement, dated November 6, 2013 (the “Prospectus Supplement”), relating to an underwritten public offering by Invesco Finance PLC, our indirect wholly-owned finance subsidiary, of $600,000,000 aggregate principal amount of 4.000% Senior Notes due 2024 and $400,000,000 aggregate principal amount of 5.375% Senior Notes due 2043 (collectively, the “Notes”), which are to be registered hereunder, to a prospectus dated November 5, 2012 (the “Prospectus”) filed under Rule 424(b) and forming a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-184744). The Registrant incorporates by reference the Prospectus Supplement and the Prospectus to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 5 through 14 of the Prospectus, and “Description of the Notes” on pages S-19 through S-27 and “Tax Considerations” on pages S-30 through S-35 of the Prospectus Supplement.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement.

4.1	Indenture, dated as of November 8, 2012, among Invesco Finance PLC, the Guarantors and The Bank of New York Mellon, as trustee (incorporated by reference herein to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 9, 2012).

4.2	Second Supplemental Indenture, dated November 12, 2013, among Invesco Finance PLC, Invesco Ltd. and The Bank of New York Mellon, as trustee (incorporated by reference herein to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 12, 2013).

4.3	Third Supplemental Indenture, dated November 12, 2013, among Invesco Finance PLC, Invesco Ltd. and The Bank of New York Mellon, as trustee (incorporated by reference herein to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 12, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 12, 2013	INVESCO LTD.

	By:	/s/ Kevin M. Carome
Kevin M. Carome
Senior Managing Director and General Counsel